Exhibit 10.6

Supplemental Technology Service Agreement

Party A: Jiangsu Puhe Biotechnology Co., Ltd.

Party B: Jiangnan University

This Supplemental Technology Service Agreement (the “Supplemental Agreement”), is entered into as of May 6, 2024 between Jiangsu Puhe Biotechnology Co., Ltd., a limited company incorporated under the laws of the People’s Republic of China (the “Company”), and Jiangnan University.

Party A and Party B (the “Parties”) entered into a Technology Service Agreement (the “Agreement”) on the research and development of protein microbial activity monitoring system, dated May 17, 2022. Both parties have agreed that the Agreement be varied in the manner as set forth below:

The existing Article IX. of the Agreement shall be deleted in its entirety and be substituted by the following new Article IX:

Article IX. Both parties shall agree that the ownership of all technological achievements and intellectual property rights generated during the performance of this Agreement shall be jointly owned by Party A and Party B and each shall own 50% of the intellectual property rights and the Company shall have exclusive right to use such technological achievements and intellectual property.

Subject only to the variations herein contained and any other alterations (if any) as may be necessary to make the Supplemental Agreement consistent with the Agreement, the Agreement shall remain in full force and effect. This Supplemental Agreement shall be read and construed as an integral part of the Agreement. This Supplemental Agreement is made in duplicate, one copy for each party and each copy bearing the same legal effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Jiangsu Puhe Biotechnology Co., Ltd.

Authorized Agent: Fujun Yu
Signature:	/s/ Fujun Yu
Date: May 6, 2024

Jiangnan University

Authorized Agent: Wei Chen
Signature:	/s/ Wei Chen
Date: May 6, 2024